                                                                      Exhibit 11
                                                                      ----------


                             OCEAN FINANCIAL CORP.
                             ---------------------

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
             -----------------------------------------------------

            THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
            -------------------------------------------------------

               (dollars in thousands, except per share amounts)
               ------------------------------------------------

                                                          Three Months Ended       Nine Months Ended
                                                         ----------------------   -------------------
                                                              September 30           September 30
                                                         ----------------------   -------------------
                                                            1997         1996        1997      1996
                                                         ----------   ----------  ----------  -------
Net income (loss)                                        $    3,540   $   (9,818) $   10,345  $(4,669)
                                                         ==========   ==========  ==========  =======

Weighted average shares outstanding:
 Weighted average shares outstanding                      8,323,311    9,059,124   8,732,207        -
 Less: Unallocated shares held by the ESOP                 (615,314)    (671,046)   (615,314)       -
 Plus: ESOP shares released or committed
       to be released during the fiscal year                 44,608       34,832      26,765        -
 Plus: Common stock equivalents - dilutive
       options                                               93,624            -      55,595        -
                                                         ----------   ----------  ----------  -------
    Weighted average shares outstanding                   7,846,229    8,422,910   8,199,253      N/A
                                                         ==========   ==========  ==========  =======

Earnings per share                                       $      .45        (1.16) $     1.26      N/A
                                                         ==========   ==========  ==========  =======